Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Array Technologies, Inc.
Albuquerque, New Mexico
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-249552) of Array Technologies, Inc. (the “Company”) of our report dated March 9, 2021, relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ BDO USA, LLP

Austin, Texas

March 9, 2021